UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 9, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

Membership Interest Transfer Agreement

On May 9, 2010, EXCO Holding (PA), Inc. (“EXCO”), a wholly-owned subsidiary of EXCO Resources, Inc., entered into a Membership Interest Transfer Agreement (the “Transfer Agreement”) with BG US Production Company, LLC (“BG”), a wholly-owned indirect subsidiary of BG Group plc. Under the Transfer Agreement, EXCO will transfer, and BG will acquire, (a) 100% of the membership interests of BG Production Company (PA), LLC (“BGPA”), (b) 100% of the membership interests of BG Production Company (WV), LLC (“BGWV” and, together with BGPA, the “BG Newcos”), (c) 50% of the membership interests of EXCO Resources (PA), LLC (“OPCO”), and (d) 50% of the membership interests of Appalachia Midstream, LLC (“Midstream LLC”). All such membership interests are referred to as the “Subject Membership Interests”. Pursuant to the Reorganization (as defined below), the BG Newcos, OPCO and Midstream LLC will, at closing, hold interests in certain oil and natural gas leases, wells, gathering assets and all other related assets, other than the Excluded Assets (as defined below), currently owned by EXCO’s direct and indirect subsidiaries, EXCO Resources (PA), Inc. and EXCO Resources (WV), Inc. (collectively, the “EXCO Subs”) in the States of Kentucky, New York, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia (the “Appalachian Area” and such assets, the “Assets”). The transfer of the Subject Membership Interests will be effective as of January 1, 2010 (the “Effective Time”).

The Assets will not include certain excluded assets (the “Excluded Assets”), which includes, among others, EXCO’s corporate minute books and financial records, EXCO’s proprietary computer software and certain other intellectual property, all data that cannot be disclosed due to third party confidentiality restrictions, documents prepared or received by EXCO and its affiliates in relation to other prospective purchasers, all hedge contracts, all assets located in the State of Ohio and certain specifically described assets located in the State of Pennsylvania.

Under the terms of the Transfer Agreement, BG will pay EXCO cash consideration of approximately $800,000,000 for the Subject Membership Interests, subject to certain customary closing and post-closing consideration adjustments, including, adjustments (a) upward for (i) 50% of the aggregate amount of (A) capital contributions and intercompany loans made by EXCO and its affiliates to the EXCO Subs in the period from the Effective Time to the closing (the “Interim Period”) and (B) amounts paid by EXCO or its affiliates on behalf of the EXCO Subs during the Interim Period; (ii) 50% of the amount by which the working capital of the EXCO Subs exceeded zero as of the Effective Time; (iii) 50% of the amount by which the working capital attributable to the Excluded Assets that was not dividended or distributed out of the EXCO Subs exceeded zero as of the Effective Time; (iv) certain title benefits (after taking into account certain deductibles); (v) 50% of the revenue received but not distributed by the EXCO Subs during the Interim Period that relates to the Excluded Assets; and (b) downward for (i) 50% of the aggregate amount of all dividends, distributions and/or repayments of intercompany loans and/or share purchases, repurchases or redemptions and/or any other payments made by the EXCO Subs to EXCO or its other affiliates during the Interim Period; (ii) 50% of the amount by which zero exceeded the working capital of the EXCO Subs as of the Effective Time; (iii) 50% of the amount by which zero exceeded the working capital attributable to the Excluded Assets that was not dividended or distributed out of the EXCO Subs as of the Effective Time; (iv) amounts attributable to certain title and environmental defects (after taking into account certain deductibles); (v) amounts attributable to any assets that are excluded from the transaction because of title and/or environmental defects, preferential purchase rights or un-obtained consents; (vi) an amount attributable to any assets acquired during the Interim Period by the EXCO Subs that BG elects not to acquire; and (vii) all costs and expenses incurred by the EXCO Subs during the Interim Period that relate to the Excluded Assets and all third party costs and expenses incurred by the EXCO Subs during the Interim Period in connection with curing title and environmental defects.

BG Energy Holdings Limited, an affiliate of BG, will provide a payment guaranty to EXCO of BG’s obligations under the Transfer Agreement and to pay the Carried Costs under the Joint Development Agreement (each as defined below) within two business days of the execution of the Transfer Agreement. EXCO Resources, Inc. will provide a performance guaranty to BG of EXCO’s obligations under the Transfer Agreement within two business days of the execution of the Transfer Agreement.

Prior to the closing and pursuant to a plan of merger that is attached to the Transfer Agreement, (a) EXCO will cause (i) the EXCO Subs to convert to Texas limited liability companies and (ii) the EXCO subs to conduct a multi-survivor merger resulting in seven separate Texas limited liability companies (BGPA, BGWV, OPCO, Midstream LLC, EXCO Resources (XA), LLC (“EXCOXA”), EXCO Production Company (PA), LLC (“EXCOPA”) and EXCO Production Company (WV), LLC (“EXCOWV” and, together with EXCOPA, the “EXCO Newcos”)), and (b) thereafter, the BG Newcos, EXCO Newcos, EXCOXA, OPCO and Midstream LLC will all convert to Delaware limited liability companies (such process, in its entirety, the “Reorganization”).

Pursuant to the Reorganization, (i) BGPA and EXCOPA will each receive 49.75% of the non-operating Assets formerly held by EXCO Resources (PA), Inc. (other than certain specified gathering assets), (ii) BGWV and EXCOWV will each receive 49.75% of the non-operating Assets formerly held by EXCO Resources (WV), Inc. (other than certain specified gathering assets), (iii) OPCO will receive 0.5% of the non-operating Assets formerly held by each EXCO Sub (other than certain specified gathering assets), (iv) OPCO will receive 100% of the operating Assets formerly held by each EXCO Sub, (v) Midstream LLC will receive certain specified gathering Assets formerly held by the EXCO Subs, and (vi) EXCOXA will receive the Excluded Assets.

The Transfer Agreement contains customary representations and warranties by EXCO, including, among others, with respect to organization, authorization, no conflicts, consents, bankruptcy of EXCO, foreign persons, claims and litigation, material contracts, no violation of laws, preferential rights, payment of royalties, payout status, imbalances, existing capital commitments, environmental matters, taxes, broker’s fees, drilling obligations, advance payments, plugging and abandonment obligations, tax partnerships, permits, completeness of the assets, nonconsent, no material adverse change, capitalization, no subsidiaries, financial statements, employees, loans and guarantees, bank accounts and powers of attorney, certain regulations, payments under rights of way, abandonment, insurance, bonds and credit support and suspense. Certain representations of EXCO contain customary knowledge and/or materiality qualifiers. The Transfer Agreement also contains customary representations and warranties by BG.

The Transfer Agreement contains certain covenants by EXCO including, among others, (a) restrictions on the conduct of the EXCO Subs and their businesses during the Interim Period, (b) settling all indebtedness for borrowed money between EXCO (or any of its affiliates) and the EXCO Subs, (c) the handling of additional oil and gas assets acquired by the EXCO Subs during the Interim Period, (d) after closing, enforcing on behalf of BG, at BG’s cost and expense, certain rights of EXCO’s under certain warranties, guarantees or indemnities, (e) performing the Reorganization, (f) removing and replacing the existing signatories on OPCO’s bank accounts, (g) paying off certain intercompany indebtedness of the EXCO Subs, (h) notifying BG of any material damage, destruction or loss to the Assets or items creating a material adverse effect with respect to the Assets taken as a whole, (i) assigning to the EXCO Subs certain records and data relating to the Assets, and (j) providing BG with a list of all material inventory and equipment included in the Assets.

The Transfer Agreement also contains certain customary mutual covenants, including, among others (a) posting certain bonds and other security required for OPCO to operate the Assets, (b) if applicable, filings with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (c) notifications during the Interim Period of breaches under the Agreement, and (d) negotiation of ancillary agreements including the limited liability company agreement of Midstream LLC and development plans and budgets.

The transactions under the Transfer Agreement are expected to close on or about June 1, 2010, subject to the satisfaction of various closing conditions, including, among others, (a) the sum of all amounts attributable to remediation of environmental defects and all purchase price adjustments for remedied environmental defects being less than $90,000,000; (b) if applicable, all waiting periods under the HSR Act having lapsed or terminated; (c) certain scheduled consents and approvals having been obtained; (d) all preferential purchase rights and similar rights with respect to such transactions having been exercised, waived or expired; (e) delivery of various customary closing documents; (f) the ancillary agreements shall have been agreed to by the parties; (g) no material event (such as insolvency, bankruptcy, liquidation, etc.) shall have occurred affecting either party’s business and no material default shall have occurred under either party’s debt instruments; (h) with respect to BG’s obligation to close, no material adverse effect on the Assets taken as a whole (with customary exclusions, including changes in commodity prices and general changes in industry, economic or political conditions or markets) shall have occurred since the date of execution of the Transfer Agreement; and (i) certain bank liens on the Subject Membership Interests and the Assets to be owned by the BG Newcos, OPCO and Midstream LLC shall have been fully released in a manner acceptable to BG.

The Transfer Agreement requires a deposit from BG of $47,500,000. The deposit will be held in escrow pending the consummation of the transaction. The deposit is to be applied against the purchase price at closing or, if EXCO terminates the Transfer Agreement because BG has willfully breached BG’s covenants under the Transfer Agreement in any material respect, EXCO may elect to (a) retain the deposit as liquidated damages or (b) return the deposit and seek any remedies available to EXCO at law or in equity (including specific performance). If the Transfer Agreement is terminated for any reason other than as stated in the preceding sentence, the deposit is required to be returned to BG. If EXCO willfully breaches its covenants under the Transfer Agreement in any material respect, BG may seek any remedies available to BG at law or in equity (including specific performance).

BG’s exclusive remedy for title matters and environmental matters, with certain exceptions, will be handled through a title or environmental defect mechanism, as applicable. BG will have (a) 180-days after closing to conduct its title diligence on the Assets and (b) 30 days after closing to conduct its environmental diligence on the Assets; provided that if BG discovers a potential systemic environmental defect, then BG can extend its environmental due diligence for an additional 60 days with respect to certain Assets. Subject to a de minimis threshold and a deductible in most instances and to a netting concept for any title benefits, unless the parties agree otherwise, uncured and properly asserted title and environmental defects will result in post-closing adjustments to the closing consideration and, in the case of title and environmental defects affecting the Deep Rights, will result in post-closing adjustments to the Carried Cost Obligation (as such terms are defined below).

EXCO has agreed to indemnify BG after the closing, subject to certain exceptions, limitations, and caps, from and against liabilities related to or associated with (a) breaches by EXCO of its representations and warranties; (b) breaches by EXCO of its covenants; (c) acts or omissions by EXCO involving Excluded Assets and certain litigation matters; (d) certain claims for personal injury or death to the extent occurring prior to the closing; (e) certain liabilities relating to the disposal or transportation of hazardous substances from the Assets operated by EXCO to off-site locations; (f) certain claims for royalty payments produced from the Assets prior to the Effective Time; (g) any liability of EXCO for gross negligence or willful misconduct solely in connection with its operation prior to closing of the Assets; (h) any liability under certain employment and employee benefits laws, income tax laws and franchise tax laws; (i) liability for any hedge contracts; and (j) liability attributable to wells that were permanently abandoned prior to the Effective Time.

BG has agreed to indemnify EXCO after the closing, subject to certain exceptions and limitations, from and against liabilities related to or associated with (a) any breach by BG of its representations and warranties contained in the Purchase Agreement, and (b) any breach by BG of its covenants and agreements contained in the Purchase Agreement.

The Transfer Agreement is governed by Texas law. Any disputes between the parties with respect to the Transfer Agreement must be resolved through binding arbitration.

Joint Development Agreement

In connection with, and simultaneous and subject to the closing of, the Transfer Agreement, EXCOPA and EXCOWV (together with any affiliate of EXCOPA or EXCOWV that becomes a party to the Joint Development Agreement, collectively, the “EXCO Party”), BGPA and BGWV (together with any affiliate of BGPA or BGWV that becomes a party to the Joint Development Agreement, collectively, the “BG Party”) and OPCO have agreed to enter into a Joint Development Agreement (the “Joint Development Agreement”), whereby, subject to the terms and conditions in the Joint Development Agreement, EXCO Party, BG Party and OPCO will jointly explore and develop the Assets and any other properties jointly acquired by the parties or their affiliates in the Appalachian Area (all such properties, collectively, the “Development Assets”). EXCO Party and BG Party are collectively referred to in their capacities as owners (either directly or though a jointly owned entity (a “Joint Entity”)) of the Development Assets as the “Development Parties”, and each individually as a “Development Party”. The Development Parties will agree to a development work program (the “Program”) within 90 days of the execution of the Joint Development Agreement to operate and develop the Development Assets through 2013. The Program may be amended by the Operating Committee (as defined below) and will be revised and extended on a rolling two-year basis.

As a material inducement for the EXCO Party to enter into the Joint Development Agreement, BG Party will pay 75.377% of the EXCO Party’s share of certain eligible capital costs (the “Carried Costs”) expected to be incurred jointly by the parties from time to time in connection with the exploration and development of certain deep oil and gas rights (the “Deep Rights”) within the States of New York, Pennsylvania and West Virginia (the “AMI”). BG Party’ s obligation to pay the Carried Costs will terminate at the time when the aggregate Carried Costs paid by BG Party equals $150,000,000 (or a lesser amount if such amount is reduced on account of title or environmental defects pursuant to the terms of the Transfer Agreement) (the “Carried Cost Obligation”). The time upon which such obligations terminate is referred to as the “Carry Termination Event”.

Other than the Carried Costs, each Development Party and its affiliates will be responsible for its proportionate share of the costs and expenses incurred in the conduct of development operations in the Appalachian Area. Additionally, each Development Party will also be responsible for its proportionate share of (a) the overhead of OPCO, including costs of OPCO’s facilities and costs of all employees of the Development Parties seconded to OPCO, and (b) the salaries, wages, mandatory government payroll burdens, benefits, personal expenses, and certain other costs of certain technical employees of the Development Parties supporting development operations. Each Development Party is to periodically fund (and/or cause its affiliates to fund) an account created by OPCO, as operator (the “Joint Operations Account”), with an amount equal to the estimated expenses for the following three month period. The Joint Operations Account will serve as an operating account out of which OPCO will pay the parties’ exploration and development expenses. Each party will be granted customary audit rights with respect to the Joint Operations Account.

All properties not currently subject to a joint operating agreement and properties jointly owned by the parties in the future that are not subject to a joint operating agreement will be governed by an agreed upon form of joint development operating agreement (the “JDOA”) and the Joint Development Agreement. The JDOA will be deemed to apply separately to each drilling and production unit in which the parties hold the entirety of the working interest. Those properties that are currently subject to a joint operating agreement, and properties jointly owned by the parties in the future that have an existing joint operating agreement, will be governed by those joint operating agreements (the “Third Party Operating Agreements”) and, as between the parties, the JDOA.

Under the terms of the Joint Development Agreement, OPCO has agreed to act as the operator of the Development Assets (the “Party Operator”) under the JDOA and, to the extent allowable, under any Third Party Operating Agreement and as the “Joint Development Operator” (being the operator of the Program who prepares the budgets, work programs and development plans and conducts area wide operations that are not covered by individual joint operating agreements) under the Joint Development Agreement. In its capacity as both the Party Operator and the Joint Development Operator, OPCO is required to operate the Development Assets in accordance operational standards set forth in the Amended and Restated Limited Liability Company Agreement of OPCO (the “LLC Agreement”) described below.

OPCO will be automatically removed or required to resign as the Joint Development Operator or Party Operator if there is a “Material Event” (being generally defined as a dissolution, insolvency, assignment for the benefit of creditors, bankruptcy or similar economic distress events). The Development Parties can also remove or require OPCO to resign as the Party Operator for “good cause”. The term “good cause” includes acts of gross negligence and willful misconduct by OPCO as well as any material failure of or inability to perform its obligations under the relevant JDOA, in its capacity as the Party Operator, or to perform its obligations under the Joint Development Agreement, in its capacity as the Joint Development Operator. The terms “gross negligence” and “willful misconduct” include material unlawful acts committed by an operator of which the operator had actual knowledge at the time in question.

In the case of either a resignation or removal of OPCO as either the Party Operator or the Joint Development Operator, the Development Parties will mutually agree upon a successor Joint Entity to serve as operator (subject to restrictions under any applicable operating agreement).

The Joint Development Agreement further provides for the establishment of an operating committee (consisting of a representative of each Development Party) (the “Operating Committee”) to facilitate the creation, approval and amendment of the Program and a development plan and budget for each year (the “Annual Work Program and Budget”) and the approval of certain other matters.

All decisions of the Operating Committee shall be decided by the affirmative vote of Development Parties holding at least 75% of the JDA Interests entitled to vote on any matter before the Operating Committee. The “JDA Interest” of each Development Party is such Development Party’s share of the aggregate rights and obligations of the Development Parties under the terms of the Joint Development Agreement. Initially, EXCO Party will have a 50% JDA Interest and BG Party will have a 50% JDA Interest. Generally, if any development operation (a) for the account of the Development Parties is proposed and not approved by the Operating Committee, then such operation may be conducted by any Development Parties holding at least 25% of the share of the aggregate rights and obligations of the parties and any Joint Entities under the terms of the Joint Development Agreement and each applicable operating agreement in such development operation (a “Participating Interest”) as a “Sole Risk Development Operation” (being an operation in which not all the Development Parties participate and which will be subject to the non-consent penalties and provisions of the applicable operating agreement), and (b) for the account of any Joint Entity is proposed and not approved by the Operating Committee, then such operation may be conducted by any members of such Joint Entity (each, an “Entity Member”) holding at least a 25% ownership interest in such Joint Entity as a “Sole Risk Entity Operation” (being an operation in which not all the Entity Members of a Joint Entity participate and which will be subject to the non-consent penalties and provisions of the applicable joint operating agreement and the Joint Development Agreement). Sole Risk Entity Operations will be conducted through a farmout of 100% of the applicable Joint Entity’s working interest in a drilling unit agreed upon by the Entity Members of such Joint Entity to the participating Entity Member or its affiliated Development Party; provided that if properties included in such drilling unit are subject to preferential rights to purchase or material consents to assignment that cannot be obtained or waived with commercially reasonable efforts, then such Sole Risk Entity Operation will be performed inside of the Joint Entity on behalf of and for the sole risk and cost of the participating Entity Member and the participating Entity Member will indemnify the non-participating Entity Members with respect thereto.

With respect to votes by written consent on any proposal, each Development Party will have 15 days to communicate its vote on such proposal, unless the proposal would increase the estimated costs of the Program for any year or the Annual Work Program and Budget by more than 10%, in which case each Development Party will have 60 days to communicate its vote on such proposal. A failure to communicate a vote is deemed a vote against the applicable proposal.

For each calendar year, the Operating Committee will approve an Annual Work Program and Budget. The approved Annual Work Program and Budget for the remainder of 2010 will be attached as an exhibit to the Joint Development Agreement. Commencing with the year 2011, on or before August 15, the Joint Development Operator will submit to the Operating Committee a proposed Annual Work Program and Budget for the following year. The Joint Development Agreement sets forth items that must be contained in each Annual Work Program and Budget proposed by the Joint Development Operator, including acquisition costs for proposed joint acquisitions of oil and gas properties. Once an itemized expense in an Annual Work Program and Budget is approved it does not have to be resubmitted to the Operating Committee in subsequent years if the relevant operation is conducted over more than one year.

The Operating Committee members will meet within 60 days after the distribution of a proposed Annual Work Program and Budget to approve or reject such program and budget. If the Operating Committee is unable to approve an Annual Work Program and Budget for a relevant calendar year, then an Annual Work Program and Budget will automatically be deemed approved, which will include: (a) the development operations scheduled to be performed during the relevant year as set forth in the Program, if any, and associated costs reasonably required to implement such operations; (b) operating expenses equal to the product of the amount of operating expenses approved in the preceding year’s Annual Work Program and Budget and a certain multiplier based on a pre-determined formula for the relevant year; (c) OPCO’s overhead and the costs of certain technical employees supporting development operations approved in the preceding year’s Annual Work Program and Budget, with certain adjustments to reflect changes in staffing or facilities costs; (d) any multi-year expenditures previously approved by the Development Parties in connection with the Program that are attributable to the relevant year; (e) existing payment commitments to third parties under leases and contracts binding with respect to the Development Assets and (f) taxes payable with respect to the Development Assets by any operator under the terms of any applicable operating agreement.

Subject to rights of the Development Parties in connection with a specified authority for expenditure (an “AFE”) procedure, the inclusion of an operation in an approved Annual Work Program and Budget or an approved amendment thereto shall: (a) bind all Development Parties to participate in such operation, and no Development Party shall have the right to make any nonconsent election under an applicable operating agreement with respect to such operation and (b) authorize Joint Development Operator and each party serving as an operator to conduct such operation, subject to the budgetary provisions of such Annual Work Program and Budget, without further authorization from the Operating Committee.

Any Development Party may propose to amend the Program or an Annual Work Program and Budget by notice to the Operating Committee and Joint Development Operator. Approval of any such amendment requires the approval of the Operating Committee. To the extent that such amendment is approved by the Operating Committee, the Program and relevant Annual Work Program and Budget shall, subject to any required approvals under any applicable operating agreement, be deemed amended accordingly; provided that any such amendment shall not invalidate any commitment or expenditure already made by an operator under an applicable operating agreement in accordance with any previous authorization given pursuant to the Joint Development Agreement.

Any Development Party holding at least a 25% JDA Interest may propose development operations that are not included in the Program or a then-current approved Annual Work Program and Budget (a “Non-Budgeted Operation”). Any such Non-Budgeted Operation proposed by a Development Party in which all Development Parties agree to participate shall automatically be added to the Program and the applicable approved Annual Work Program and Budget(s) and shall cease to be a Non-Budgeted Operation. Any such Non-Budgeted Operation which receives insufficient votes in the Operating Committee (a) that may be undertaken as a Sole Risk Development Operation under the terms of the relevant applicable operating agreement, (b) that may be undertaken as a Sole Risk Entity Operation under the terms of the applicable organizational document of a Joint Entity (the “Joint Entity Agreement”), or (c) that is an area-wide operation, may be proposed and conducted as a Sole Risk Development Operation or Sole Risk Entity Operation, as applicable. Notwithstanding the preceding, if a Program through 2013 is approved, then until December 31, 2013, no Non-Budgeted Operation may be performed as a Sole Risk Development Operation or Sole Risk Entity Operation for the benefit of a Development Party or Entity Member if the sum of the estimated costs of conducting such Non-Budgeted Operation for the account of such Development Party or Entity Member, as applicable, together with costs incurred or to be incurred by such Development Party with respect to other Sole Risk Development Operations and Sole Risk Entity Operations performed or to be performed in such calendar year, together with all development operations performed or to be performed in such calendar year, exceeds 120% of the total amount of the approved Annual Work Program and Budget for such calendar year.

Any Development Operation proposed by a third party pursuant to an applicable operating agreement shall be subject to the terms and conditions of such applicable operating agreement and submitted to the Operating Committee for consideration. Any such development operation proposed by a third party that is approved by the Operating Committee shall automatically be added to the Program and the applicable approved Annual Work Program and Budget(s). Any such development operation which receives insufficient votes in the Operating Committee that may be undertaken as a Sole Risk Development Operation under the terms of the relevant applicable operating agreement or that may be undertaken as a Sole Risk Entity Operation under the terms of the applicable Joint Entity Agreement may be so proposed and conducted.

Approval by the Operating Committee of an Annual Work Program and Budget authorizes any Party Operator to spend up to 10% in excess of the authorized amount applicable to its operations within each Annual Work Program and Budget category, less any amounts included as line items for contingencies and overruns with respect to such operations in such category. The Joint Development Agreement sets forth the manner in which the 10% overrun allowance will be calculated. Additionally, any Party Operator is permitted to make expenditures without prior authorization in order to deal with emergencies, including well blowouts, fires, oil spills, etc. In the event of such an emergency, such Party Operator is required to report to the Development Parties and any affected Joint Entity the nature of the emergency, the measures it intends to take and the estimated costs to address such emergency.

In addition to the budgeting procedures set forth above, prior to (a) spudding any well, (b) making any material expenditures or incurring any material commitments for work on any wellbore operation estimated to cost in excess of $500,000 or (c) making any material expenditures or incurring any material commitments for work on any area-wide operation that is estimated to cost in excess of $1,000,000, a Party Operator or Joint Development Operator, as applicable, must submit an AFE to the Operating Committee for approval. If the Operating Committee approves the AFE, the Party Operator will be authorized to conduct the operation under the terms of the Joint Development Agreement and the applicable operating agreement. If the Operating Committee fails to approve the AFE, the operation will be deemed rejected. Except as described above, any party may then conduct the rejected operation as a Sole Risk Development Operation or Sole Risk Entity Operation as described above.

In the event EXCO Party undertakes any Sole Risk Development Operation with respect to the Deep Rights, BG Party has agreed to pay the Carried Costs associated with such operation until the Carry Termination Event.

Except with respect to a Sole Risk Entity Operation performed by a farmout to the participating Entity Member, if a Development Party or Entity Member has voted in favor of any development operation in which OPCO or another Joint Entity serving as Party Operator has a right to participate under the terms of the applicable operating agreement, then OPCO or such Joint Entity, as applicable, shall be deemed to have voted in favor of, and will participate in, such development operation.

If any Development Party and/or any of its affiliated Entity Members defaults on an undisputed payment obligation under the Joint Development Agreement or any associated agreement and such default is not cured within 15 days following receipt of notice, then that Development Party and/or Entity Member becomes a “Defaulting Party”. Each affiliate of a Defaulting Party is also considered a “Defaulting Party” for purposes of the Joint Development Agreement and any associated agreements. The non-defaulting parties shall have all rights and remedies against the Defaulting Party under the relevant applicable operating agreements. Also, the Defaulting Party shall have no right to, among other things (a) make or participate in any proposal under the Joint Development Agreement or any joint operating agreement; (b) vote on any matter under the Joint Development Agreement or any joint operating agreement (excluding any amendment or waiver of the terms of any such agreement and amendment to the Program); (c) call any Operating Committee meeting; (d) access any data except as needed as operator; (e) transfer or encumber its interests or withhold consent to another Development Party’s transfer or encumbrance of an interest or a change in equity ownership; or (f) participate in acquisitions under the area of mutual interest provisions of the Joint Development Agreement, among other penalties.

From and after the later to occur of the 30 days following the time at which a Development Party becomes a Defaulting Party and the time upon which the Defaulting Party’s Joint Operations Account balance is equal to zero, a Defaulting Party shall have no right to receive its hydrocarbon production from the Development Assets or any distributions attributable to its interest in the any Joint Entity and the non-defaulting parties shall have the right to collect the proceeds of such production and such distributions.

Joint Development Operator has the right to continue to use any amounts held in the Joint Operations Account for the benefit of the Defaulting Party and its affiliates to pay any permitted expenses on behalf of the Defaulting Party and its affiliates until all such funds held in the Joint Operations Account have been exhausted. On the first business day of the month preceding the month in which the Defaulting Party will no longer have sufficient funds in the Joint Operations Account to fund its share of permitted expenses, Joint Development Operator shall send to all non-defaulting Development Parties a statement of the sum of money that is required to fund the Defaulting Party’s and its affiliates’ shares of permitted expenses for such following month and such non-defaulting Development Parties shall pay such amount within 15 days of receipt of such statement.

For any Joint Entity Agreement that provides for reduction of a defaulting Entity Member’s membership interest based upon capital contributions made by such Entity Member when compared to those made by all Entity Members, the non-defaulting Entity Members shall be entitled, at their option, to make the calculation using the aggregates of all payments made by the defaulting Entity Member and its affiliates pursuant to the Joint Development Agreement and of all payments made by all Entity Members and their affiliates pursuant to the Joint Development Agreement, in lieu of using capital contributions made under the Joint Entity Agreement alone.

If BG Party and/or its affiliated Entity Members defaults in the payment of the Carried Costs, then (in addition to the other remedies against a Defaulting Party set forth in the Joint Development Agreement), EXCO Party has the right to require BG Party and/or its affiliated Entity Members to pay to EXCO Party the remaining portion of the Carried Costs plus interest on any portion of the Carried Costs that is past due. Upon any such default, EXCO Party has the option, upon notice to BG Party, to terminate the Joint Development Agreement.

The Joint Development Agreement provides for a maintenance of uniform interest provision where no Development Party (or its affiliated Entity Members) can transfer any of its interest in the Development Assets located within the AMI and any membership interest in a Joint Entity owned by such Development Party or its affiliates (collectively, such party’s “Joint Development Interest”) unless such transfer covers (a) all of such Development Party’s its affiliates’ Joint Development Interest or an equal undivided percentage thereof (a Development Party cannot sell only certain rights with respect to its interest), (b) an overriding royalty interest, production payment, net profits interest or similar interest that is carved out of such Development Party’s Joint Development Interests in the Development Assets, the transfer of which interest would convey a material portion of the value of the Development Party’s Joint Development Interest in such Development Assets (a “Material Interest”), or (c) an overriding royalty interest, production payment, net profits interest or similar interest that is carved out of such Development Party’s Joint Development Interests in the Development Assets, the transfer of which interest would not convey a material portion of the value of such Development Party’s Joint Development Interest in such Development Assets (an “Other Interest”). Notwithstanding the preceding, no Defaulting Party may make any transfer of its Joint Development Interest until such time that the Defaulting Party has cured its default. The Joint Development Agreement also contains a tag-along rights provision that is triggered if any Development Party proposes to sell its leasehold, working or mineral fee interests and obligations in any Development Assets in the parts of the Appalachian Area that are outside of the AMI.

A Development Party and/or Entity Member that transfers any of its Joint Development Interest will, notwithstanding such transfer, remain liable to the other Development Parties or Joint Entity, as applicable, and the Joint Development Operator for its Participating Interest share (at the time of the transfer) of all development operations which are part of (a) an approved Annual Work Program and Budget at the time of such transfer, (b) any Sole Risk Development Operation or Sole Risk Entity Operation in which such Development Party and/or Entity Member is participating, and (c) any other costs that have accrued to such interest prior to the transfer under the Joint Development Agreement or any associated agreement. The Development Party or Entity Member making such a transfer will not have any other obligations for any future costs or expenses. A Development Party or Entity Members that transfers any Joint Development Interest to an affiliate will remain primarily liable for costs and expenses with respect to the interest transferred.

The Development Parties generally are free to encumber their interests in the Development Assets. All other encumbrances (other than encumbrances for certain bank debt) must be made subordinate to the terms of the Joint Development Agreement.

For a period of three years after the execution of the Joint Development Agreement, no Development Party and/or Entity Member can transfer any Joint Development Interest (other than an Other Interest or other than to an affiliate) or suffer a change of equity ownership without the consent of the other Development Parties, which consent may be withheld for any reason. Subject to the other terms of the Joint Development Agreement, after the initial three year period, a Development Party and/or Entity Member may transfer any part of its Joint Development Interest to any person that has the financial ability to perform the obligations related to such transferred interest under the Joint Development Agreement.

Joint Development Operator cannot transfer its obligations as Joint Development Operator without the prior written consent of the other Development Parties, which consent may be withheld for any reason.

Except in connection with transfers or changes in equity ownership resulting from the exercise of a lender’s rights under certain existing credit facilities, the Development Parties and/or Entity Members have a 60 day preferential purchase right in the event of a transfer of the other Development Party’s and/or Entity Member’s Joint Development Interest (other than an Other Interest) or a change in equity ownership. The Joint Development Agreement contains mechanisms for determining cash value if the proposed transfer contains consideration other than cash or if it is part of a larger transaction (including a change in equity ownership).

The Joint Development Agreement contains an area of mutual interest provision that lasts until January 1, 2020. If any Development Party or an affiliate of a Development Party acquires an interest in any oil and gas assets (or in entities holding oil and gas assets) within the AMI, then generally the other Development Parties will have a right to acquire their proportionate share of such acquired asset or entity. Such right to acquire a proportionate share in such acquired asset must be exercised by the applicable Development Party within 60 days of the offer notice. The Agreement contains mechanisms for determining cash value if the acquired asset or entity was acquired for consideration other than cash or some obligation for the drilling of a well or similar obligation. The area of mutual interest provisions do not apply to (a) transfers among a Development Party and its affiliates, (b) acquisitions of interests in any entity or entities directly or indirectly owning an acquired asset if the direct or indirect interest in the acquired asset(s) makes up less than 25% of the total cash value of the transaction, (c) acquisitions made by the Joint Development Operator on behalf of all Development Parties pursuant to an approved Annual Work Program and Budget or (d) any Excluded Assets.

With certain limited exceptions, the Joint Development Agreement will remain in effect until January 1, 2020 unless earlier terminated by written agreement of the parties.

Concurrently with the execution of the Joint Development Agreement (a) BG North America, LLC, an affiliate of BG Party, will provide a payment guaranty to EXCO and EXCO Party of BG Party’s and BG’s obligations under the Joint Development Agreement and LLC Agreement, respectively, and (b) EXCO Resources, Inc. will provide a payment guaranty to BG and BG Party of EXCO Party’s and EXCO’s obligations under the Joint Development Agreement and LLC Agreement, respectively, concurrently with the execution of the Joint Development Agreement.

The Joint Development Agreement is governed by Texas law. Any disputes between the parties with respect to the Joint Development Agreement must be resolved through binding arbitration.

Amended and Restated Limited Liability Company Agreement of EXCO Resources (PA), LLC

In connection with the transactions contemplated by the Transfer Agreement, EXCO and BG have agreed to, contemporaneously with the execution of the Joint Development Agreement, enter into the “LLC Agreement, which, among other things, sets forth the rights and obligations of EXCO and BG (collectively, the “Members”) with respect to their ownership of OPCO.

A board of managers (the “Board”) will manage and control the business and affairs of OPCO, and will, subject to the terms set forth in the LLC Agreement, have complete authority to make decisions regarding OPCO and to perform all other acts or activities customary or incidental to the management of OPCO and its business. The Board will consist of 8 individuals (the “Board Members”), with EXCO and BG each having the right to appoint 4 of the Board Members. Each of EXCO and BG also has the right to appoint 3 alternate representatives. Generally, matters coming before the Board require approval of 75% of the total votes of the Board; however, certain matters require the approval of 100% of the total votes of the Board. The right to appoint the chairman of the Board will rotate amongst the Members on an annual basis, with EXCO having the right to appoint the initial chairman.

The Board has the authority to elect officers of OPCO and, subject to annual ratification by the Board, each officer shall serve a three-year term. The President and General Manager is the chief executive officer of OPCO and is responsible for the day to day direction of OPCO and the implementation of decisions of the Board. If each of BG and EXCO has at least a 25% membership interest, BG and EXCO shall jointly identify and approve the individual to serve as President and General Manager. If either BG or EXCO undergoes a change in control (other than a change in control of its ultimate parent), then the other party shall have the right to nominate the President and General Manager for the next three years (with such right of nomination thereafter rotating amongst the Members every three years). The Vice President of Finance and Business Services is the OPCO officer responsible for accounting, finance, information technology and certain procurement activities of OPCO. Generally, each Member has the right to nominate candidates for this position, although BG has the right to nominate the first individual to serve in this capacity. Unless otherwise agreed by the Board, all officers of OPCO shall be seconded to OPCO by the Members. Subject to certain rights of approval of the Board and the President and General Manager, any Member holding at least a 25% membership interest shall have the right to second its or its affiliates’ employees to OPCO.

The LLC Agreement provides that all business conducted by OPCO shall be in compliance with all applicable laws. In addition, the Board is required to, within 60 days of execution of the LLC Agreement, use its good faith efforts to develop health, safety, security and environmental principles to be observed in the conduct of development operations (the “HSSE Principles”). Within 120 days of execution of the LLC Agreement, the Board is to use its good faith efforts to develop a plan to be observed in the conduct of development operations that is consistent with the HSSE Principles. Within two years of execution of the LLC Agreement, the Board is to use its good faith efforts to develop a management system to be used in the conduct of development operations that addresses the health, safety, security and environmental risks specific to upstream activities, and the management of controls to eliminate, reduce or mitigate such risks.

During the term of the Joint Development Agreement, OPCO shall be bound by the annual work program and budget approved under the Joint Development Agreement (such work program and budget and any other work program and budget approved in accordance with the LLC Agreement, the “Annual Work Program and Budget”). Thereafter, the President and General Manager shall prepare on an annual basis a proposed Annual Work Program and Budget, which such officer shall submit to the Board for its approval. Within 60 days of distribution of such proposal, the Board and the President and General Manager shall meet to consider, modify, approve or reject such proposal. Any Member may propose an amendment to an Annual Work Program and Budget, which amendment shall require the approval of the Board.

If the Board is unable to approve an Annual Work Program and Budget for a relevant calendar year, then an Annual Work Program and Budget will automatically be deemed approved and will include: (a) the development operations scheduled to be performed during the relevant year as set forth in the Program, if any, and associated costs reasonably required to implement such operations; (b) operating expenses equal to the product of the amount of operating expenses approved in the preceding year’s Annual Work Program and Budget and a certain multiplier based on a pre-determined formula for the relevant year; (c) OPCO’s overhead and the costs of certain technical employees supporting development operations approved in the preceding year’s Annual Work Program and Budget, with certain adjustments to reflect changes in staffing or facilities costs; (d) any multi-year expenditures previously approved by the Development Parties in connection with the Program that are attributable to the relevant year; (e) existing payment commitments to third parties under leases and contracts binding with respect to the Development Assets and (f) taxes payable by OPCO.

In addition to initial capital contributions attributable to each Member, the Members may, from time to time, be required to make additional capital contributions to OPCO to the extent that OPCO’s anticipated gross receipts and existing capital are anticipated to be insufficient to fund OPCO’s estimated expenditures. Only capital contributions are used to fund OPCO’s share of development costs under the Joint Development Agreement.

Net cash flow (subject to certain reserve funds) will be calculated by OPCO’s President and General Manager and distributed to Members on a quarterly basis. Other distributions shall require the approval of the Board.

Any Member that fails to pay in full any amounts owed under the terms of the LLC Agreement shall be in default. During the effectiveness of the Joint Development Agreement, the default of a Member’s affiliate under such Joint Development Agreement shall also constitute a default by such Member under the LLC Agreement. For so long as the Joint Development Agreement is in effect, the provisions therein setting forth the consequences of payment default shall apply to defaults in making required capital contributions under the LLC Agreement. Thereafter, while a Member is in default in making required capital contributions, it shall have no right to, among other things: (a) vote on any matter under the LLC Agreement with respect to which approval from the Members is required (excluding amendments to the LLC Agreement); (b) call a meeting of the Board; (c) with limited exceptions, access data or information related to OPCO’s operations; (d) except in connection with a foreclosure under a credit facility, transfer or encumber its membership interest; or (e) withhold consent to the transfer by any non-defaulting Member of its membership interest, or exercise any applicable preferential purchase rights.

From and after 30 days following the time at which the Member is deemed in default, a defaulting Member will have no right to receive distributions from OPCO, and such distributions shall instead be made to the non-defaulting Members for advances made by such non-defaulting Members on behalf of the defaulting Member.

For so long as the Joint Development Agreement is in effect, any transfer of membership interests must be in accordance with the principles of the maintenance of uniform interest provision set forth in the Joint Development Agreement as previously described. Further, for so long as the Joint Development Agreement is in effect, the transfer restrictions contained therein apply to transfers of membership interests under the LLC Agreement. Except where a Member transfers all of its membership interests, no transfer may be made which results in the transferor or transferee holding a less than 10% membership interest. The LLC Agreement also contains other customary transfer restrictions.

Following termination of the Joint Development Agreement, except in connection with transfers or changes in equity ownership resulting from the exercise of a lender’s rights under certain existing credit facilities, the preferential purchase right provisions set forth in the LLC Agreement shall apply to transfers of membership interests and changes in control. Subject to the foregoing, each of (i) the transfer of a membership interest to an unaffiliated third party and (ii) the change in control (other than a change in control of an ultimate parent) of a Member shall be subject to a preferential right to purchase in favor of the other Members. The LLC Agreement contains mechanisms for determining cash value if the proposed transfer or change in control contains consideration others than cash or if it is part of a larger transaction.

OPCO shall provide certain reports to Members participating in operations, including copies of logs and surveys; daily drilling and production reports; copies of tests and core data and analysis reports; final well recap reports; copies of plugging reports; engineering studies; development schedules and annual progress reports; field and well performance reports; copies of written notices provided by any third party regarding violations or potential violations of law; copies of material reports provided to any governmental authority; copies of title opinions; and copies of correspondence received by OPCO in its capacity as a working interest owner under any joint operating agreement or joint venture agreement.

Future development operations contracts shall be awarded to the best qualified contractor considering cost, ability, availability, and health, safety, security and environmental performance considerations (in each case, in OPCO’s reasonable opinion), to perform the contract without the obligation to tender and without informing or seeking the approval of the Board. Prior to entering into a contract with a Member or its affiliate for which the other Member or its affiliates (directly or indirectly) will be responsible for all or some of the costs thereunder, OPCO must obtain a 75% vote of the Board. Prior to entering into any contract not specifically approved as part of an approved Annual Work Program and Budget that can be expected to result in payments of more than $5,000,000 in any 12-month period, OPCO must submit such proposed contract to the Members for their approval via a vote of the Board. Prior to entering into any contract that can be expected to result in payments of more than $1,000,000 in any 12-month period, OPCO must obtain bids from at least two service providers. Where OPCO desires to award a contract without tender of bids from more than one service provider, it may do so with the prior approval of the Board.

If OPCO or any Member proposes that OPCO conduct a Required Asset Upgrade (as defined below), OPCO shall participate in such Required Asset Upgrade regardless of whether less than all Members voted for such Required Asset Upgrade. The cost and expense of such Required Asset Upgrade shall be funded under the applicable Program and/or Annual Work Program and Budget. A “Required Asset Upgrade” is one that is necessary in order for OPCO to conduct its business in accordance with applicable laws or in order for OPCO to fulfill its obligations under any material contract.

Generally, OPCO or any Member may propose Standards Asset Upgrades (as defined below). The Board shall approve and include in the applicable Annual Work Program and Budget proposed Standards Asset Upgrades to the extent the aggregate costs and expenses associated therewith do not exceed $5,000,000 in the relevant calendar year. If the aggregate costs and expenses would exceed such amount, the Board shall determine the relative priority of all proposed Standards Asset Upgrades, and shall include in the Annual Work Program and Budget the Standards Assets Upgrades of the highest priority (up to $5,000,000). “Standards Asset Upgrades” are those asset upgrades necessary to ensure that OPCO can comply with applicable operating agreements, HSSE Principles and plan and management system related thereto.

Use of Proceeds

Assuming that the Transfer Agreement is closed, the estimated $800,000,000 of proceeds from the Transfer Agreement is expected to be used to repay borrowings under EXCO’s credit agreement, to pay certain transaction expenses and for general corporate purposes.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 10, 2010, EXCO Resources, Inc. issued a press release announcing the signing of definitive agreements relating to a joint venture with BG Group plc, a copy of which is furnished as Exhibit 99.1.

EXCO Resources, Inc. is also furnishing the text of presentation materials as Exhibit 99.2 to this report pursuant to Regulation FD promulgated by the Securities and Exchange Commission. These materials will be used by EXCO Resources, Inc.’s management on a conference call at 10:00 a.m. Dallas, Texas time, on May 10, 2010.

In accordance with general instruction B.2 to Form 8-K, the information contained in Exhibit 99.1 and Exhibit 99.2 is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated May 10, 2010.

99.2	Presentation Materials, dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: May 10, 2010	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D. Vice President – Finance

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 10, 2010.

99.2	Presentation Materials, dated May 10, 2010.